                                                                    EXHIBIT 3.2

                          The Companies Law (Revised)
                           Company Limited by Shares

                            ARTICLES OF ASSOCIATION

                                      OF

              Hutchison Telecommunications International Limited
                                    [GRAPHIC]



    (Adopted pursuant to a special resolution passed on 3 September, 2004)

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                                   I N D E X

               SUBJECT                                Article No.
               -------                                -----------
               Table A...............................   1
               Interpretation........................   2
               Share Capital.........................   3
               Alteration Of Capital.................   4-7
               Share Rights..........................   8-9
               Variation Of Rights...................   10-11
               Shares................................   12-15
               Share Certificates....................   16-21
               Lien..................................   22-24
               Calls On Shares.......................   25-33
               Forfeiture Of Shares..................   34-42
               Register Of Members...................   43-44
               Record Dates..........................   45
               Transfer Of Shares....................   46-51
               Transmission Of Shares................   52-54
               Untraceable Members...................   55
               General Meetings......................   56-58
               Notice Of General Meetings............   59-60
               Proceedings At General Meetings.......   61-65
               Voting................................   66-77
               Proxies...............................   78-83
               Corporations Acting By Representatives   84
               Written Resolutions Of Members........   85
               Board Of Directors....................   86
               Retirement Of Directors...............   87-88
               Disqualification Of Directors.........   89
               Executive Directors...................   90-91
               Alternate Directors...................   92-95
               Directors' Fees And Expenses..........   96-99
               Directors' Interests..................   100-103
               General Powers Of The Directors.......   104-109
               Borrowing Powers......................   110-113
               Proceedings Of The Directors..........   114-123
               Managers..............................   124-126
               Officers..............................   127-130
               Register of Directors and Officers....   131
               Minutes...............................   132
               Seal..................................   133
               Authentication Of Documents...........   134
               Destruction Of Documents..............   135
               Dividends And Other Payments..........   136-145
               Reserves..............................   146
               Capitalisation........................   147-148
               Subscription Rights Reserve...........   149
               Accounting Records....................   150-154

                                      2

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
Audit.................................................................. 155-160
Notices................................................................ 161-163
Signatures............................................................. 164
Winding-Up............................................................. 165-166
Indemnity.............................................................. 167
Amendment To Memorandum and Articles of Association And Name of Company 168
Information............................................................ 169

                                      3

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

                                       INTERPRETATION

                                           TABLE A

1. The regulations in Table A in the Schedule to the Companies Law (Revised) do not apply to the
Company.

                                       INTERPRETATION

2. (1) In these Articles, unless the context otherwise requires, the words standing in the first column    App. 13B
of the following table shall bear the meaning set opposite them respectively in the second column.         1
                                                                                                           3(1)
           WORD                     MEANING
 -         ----                     -------

           "Articles"               these Articles in their present form or as supplemented or amended or substituted from time to time.

           "associate"              the meaning attributed to it in the rules of the Designated Stock
                                    Exchange.

           "Auditor"                the auditor of the Company for the time being and may include any individual or partnership.

           "Board" or "Directors"   the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present.

           "capital"                the share capital from time to time of the Company.

           "clear days"             in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

           "clearing house"         a clearing house recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction.

           "Company"                Hutchison Telecommunications International Limited
                                                                        [GRAPHIC].



           "competent regulatory    a competent regulatory authority in the territory where the shares
           authority"               of the Company are listed or quoted on a stock exchange in such territory.
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
         "debenture" and       include debenture stock and debenture stockholder respectively.
         "debenture holder"

         "Designated Stock     a stock exchange in respect of which the shares of the Company
          Exchange"            are listed or quoted and where such stock exchange deems such listing or quotation to be the primary listing or quotation of the shares of the Company.

         "dollars" and "HK$"   dollars, the legal currency of Hong Kong.

         "head office"         such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

         "Law"                 The Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands.

         "Member"              a duly registered holder from time to time of the shares in the capital of the Company.

         "month"               a calendar month.

         "Notice"              written notice unless otherwise specifically stated and as further defined in these Articles.

         "Office"              the registered office of the Company for the time being.

         "ordinary resolution" a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than fourteen (14) clear days' Notice has been duly given;

         "Ordinary Shares"     the ordinary shares of nominal value of HK$0.25 each in the authorised capital of the Company issued subject to and in accordance with the provisions of the Law and of these Articles and having the rights provided for under these Articles;

         "paid up"             paid up or credited as paid up.

         "Preference Shares"   the non-voting redeemable preference shares of nominal value of
                               US$0.01 each in the authorised capital of the Company to be issued subject to and in accordance with Section 37 of the Law and these Articles and having the rights provided for under these
                               Articles;
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

         "Register"            the principal register and where applicable, any branch register of
                               Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

         "Registration Office" in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other
                               documents of title for such class of share capital are to be lodged for registration and are to be registered.

         "Seal"                common seal or any one or more duplicate seals of the Company
                               (including a securities seal) for use in the Cayman Islands or in any place outside the Cayman Islands.

         "Secretary"           any person firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

         "special resolution"  a resolution shall be a special resolution when it has been passed by a majority of not less than three-fourths of votes cast by such
                               Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than twenty-one (21) clear days' Notice, specifying (without prejudice to the power contained in these Articles to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety-five (95) per cent. in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all Members entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than twenty-one (21) clear days' Notice has been given;
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

                     a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles or the Statutes.

    "Statutes"       the Law and every other law of the Legislature of the Cayman
                     Islands for the time being in force applying to or affecting the
                     Company, its memorandum of association and/or these Articles.

    "Subsidiary and  the meanings attributed to them in the rules of the Designated
    Holding Company" Stock Exchange.

    "US$"            dollars, the legal currency of the United States of America.

    "year"           a calendar year.

         (2) In these Articles, unless there be something within the subject or context inconsistent with such construction:

                     (a)          words importing the singular include the plural and vice versa;

                     (b)          words importing a gender include both gender and the neuter;

                     (c)          words importing persons include companies, associations and bodies of persons whether corporate or not;

                     (d)          the words:

                                  (i)                        "may" shall be construed as permissive;

                                  (ii)                       "shall" or "will" shall be construed as imperative;

                     (e)          expressions referring to writing shall, unless the contrary intention appears, be construe including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electr display, provided that both the mode of service of the relevant document or notice and the
                                  Member's election comply with all applicable Statutes, rules and regulations;

                     (f)          references to any law, ordinance, statute or statutory provision shall be interpreted as r to any statutory modification or re-enactment thereof for the time being in force and any reference to the rules of the Designated Stock Exchange shall mean such rules as may be amended from time to time;
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

    (g) save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Articles if not inconsistent with the subject in the context;

    (h) references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not.

                                                 SHARE CAPITAL

3. (1) At the date of adoption of these Articles, the authorised share capital of the Company is
HK$2,500,000,000 divided into 10,000,000,000 Ordinary Shares and US$10,000 divided into                     App. 3
1,000,000 Preference Shares.                                                                                9

    (2) The Ordinary Shares shall confer on the holders thereof the following rights:

    (a) As regards income

        Each Ordinary Share shall confer on the holder thereof the right to receive such dividends as may be resolved to be paid in accordance with the provisions of Articles 137-146 (inclusive)
        after the payment of the preferential dividend on any other class of shares.

    (b) As regards capital

        On a liquidation, winding-up or dissolution of the Company, the holder of each Ordinary Share shall be entitled, subject to the rights of any other class of shares having priority in accordance therewith, to repayment of the nominal amount of the capital paid up thereon and thereafter to any surplus assets then remaining which shall be distributed pari passu among the holders of the Ordinary Shares.

    (c) As regards voting

        The holder of each Ordinary Share shall be entitled to receive notice of general meetings of the
        Company and to attend and vote thereat in accordance with the provisions of these Articles.

    (d) As regards other rights

        The holder of each Ordinary Share shall generally, be entitled to enjoy all of the rights attaching to shares.
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

  (3) The Preference Shares shall confer on the holders thereof the following rights:

  (a) Definitions

      For the purpose of this Article 3(3), unless the context otherwise requires:

      "Business Day" means a day (excluding Saturdays and Sundays) on which banks are open for normal banking business in Hong Kong and New York;

      "Controlling Shareholder" shall have the meaning attributed to it in the rules of the Designated
      Stock Exchange;

      "Dissolution Event" means any liquidation, winding-up or dissolution of the Company;

      "Distributable Profits" means, in relation to a Dividend Payment Date, accumulated and realized profits of the Company;

      "Dividend Payment Date" means with respect to each Preference Share, half yearly on each 30
      June and 31 December following the Issue Date of the relevant Preference Share;

      "Final Redemption Date" means with respect to each Preference Share, the date that is ten years after the Issue Date of the relevant Preference Share;

      "Fully-Paid Preference Share" means any Preference Share of which the Issue Price has been fully paid;

      "Issue Date" means the day upon which each Preference Share is first issued and allotted by the
      Company;

      "Issue Price" means US$1,000.00 per Preference Share comprising a par value of US$0.01 and a share premium of US$999.99;

      "six-month LIBOR" means:-

      (1) the offered rate (rounded, if necessary to the nearest one hundred-thousandth of a percentage point) for United States Dollars deposits for a six month period quoted on the
          Telerate Screen Page 3750 (or any equivalent successor of such page) at or about 11:00
          a.m. (London time) two Business Days prior to the relevant Dividend Payment Date; or

      (2) if at or about 11:00 a.m. (London time) two Business Days before the first day of the relevant period no such rate appears on the Telerate Screen Page 3750, such page is not on display or the Bridge's Telerate Service is not operating, the rate that is the offered rate
          (rounded, if necessary to the nearest one hundred-thousandth of a percentage point)

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

           for United States Dollars deposits for a six month period quoted (i) on the Telerate
           Screen Page 3750 (or any equivalent successor of such page) or in the event the
           Telerate service ceases to be in business or is no longer in existence, (ii) on any equivalent screen provided by a prominent financial service provider as selected by the
           Directors (at or about 11:00 a.m. (London time) on the immediately preceding Business
           Day that is not less than two Business Days before the relevant Dividend Payment Date on which such offered rate is quoted.

    "Margin" means with respect to each Preference Share, such margin to be determined by the
    Directors on the Issue Date of the relevant Preference Share;

    "Preference Dividend" means a dividend calculated at the Relevant Rate and payable on a
    Preference Share on a Dividend Payment Date (including the date on which the Preference
    Share is redeemed) and such other dates when all moneys owing in respect of the relevant
    Preference Share has been paid in full;

    "Preference Shares" shall have the meaning ascribed to it in Article 2 of these Articles;

    "Preference Shareholder" means the registered holder of the Preference Shares;

    "Redemption Amount" means the Issue Price plus any unpaid and accumulated Preference
    Dividend;

    "Redemption Notice" means a notice served on a Preference Shareholder by the Company notifying such Preference Shareholder of the Company's intention to redeem any or all of the
    Fully-Paid Preference Shares held by such Preference Shareholder and such notice shall specify the number of Fully-Paid Preference Shares to be redeemed and the intended effective date of the redemption which shall be within 7 days from the date of service of the Redemption Notice;

    "Relevant Rate" means the rate that is the sum of the Margin and six-month LIBOR;

    "Specified Events" means any corporate actions, legal proceedings or other procedures or steps being taken in relation to:

    (1) the suspension of payments, a moratorium of any indebtedness, administration, provisional supervision or supervision of the Company;

    (2) a composition, assignment or arrangement with any creditor of the Company;

    (3) the appointment of a receiver, administrator, administrative receiver, provisional supervisor, supervisor, judicial manager or other similar officer in respect of the Company or any of its assets; or

    (4) enforcement of any security over any assets of the Company.
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

 (b) As regards income

     The Preference Shareholders shall be entitled to be paid out of the Distributable Profits a cumulative Preference Dividend upon and subject to the following terms:

     (i)                               Notwithstanding any provisions contained in these Articles, the Preference Shares shall confer on the Preference Shareholders the right, in priority to any dividend or distribution in favour of holders of any other classes of shares in the Company, to a fixed cumulative
                                       Preference Dividend at the Relevant Rate calculated on the Issue Price, or if the Issue
                                       Price has not been paid in full, the paid portion of the Issue Price, which shall be payable in arrears on each relevant Dividend Payment Date. The Preference Dividend in respect of a Preference Share shall accrue and be calculated on the basis of a 365 day year and for the actual number of days elapsed during the period commencing on (and including)
                                       the relevant Issue Date or the last Dividend Payment Date (as applicable) and ending on
                                       (but excluding) the relevant Dividend Payment Date.

     (ii)                              The Preference Dividend shall be paid out of the Distributable Profits; however no
                                       Preference Dividend shall be paid unless the Directors have resolved that the Company has sufficient funds available for the payment of the Preference Dividend. If the
                                       Company does not have sufficient Distributable Profits to cover the full payment of any
                                       Preference Dividend on a Dividend Payment Date, the Company shall make partial payment of such Preference Dividend to all the Preference Shareholders on a pro rata basis subject to Article 3(3)(b)(iii) below.

     (iii)                             If and to the extent that the Preference Dividend or any part thereof is not paid on the
                                       Preference Shares on any Dividend Payment Date whether by reason of insufficient
                                       Distributable Profits and/or the Company being subject to contractual or other restrictions on payment of the Preference Dividend on any Dividend Payment Date or
                                       otherwise, it shall continue to accrue and accumulate from and including the relevant
                                       Dividend Payment Date up to the date of actual payment.

     (iv)                              All accrued and arrears of Preference Dividend shall be payable to the Preference
                                       Shareholders in preference to any other payment of dividend or other distribution on, or capitalization issue in respect of, any other class of shares in the capital of the Company.

     (v)                               The Preference Dividend shall be paid in United States dollars.









































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

  (c) As regards capital

      Upon the occurrence of a Dissolution Event, the Preference Shareholders shall be entitled in priority to the holders of any other shares in the capital of the Company to be paid the following sums as set out below:

      (i)   (in priority to any distribution or payment to be made in favour of holders of any other classes of shares in the Company) all outstanding Preference Dividend which shall have accrued or which may accrue up to the date of such payment; and

      (ii)  the Issue Price save that in the case where the Issue Price has not been paid in full, an amount equivalent to the paid portion of the Issue Price.

  (d) As regards voting

      Each Preference Shareholder shall have the right to receive notices of, and attend, all general meetings of the Company but shall not be entitled to vote upon any resolution unless either
      (1) the Company has failed to redeem the Fully-Paid Preference Shares pursuant to the provisions set out in Article 3(3)(e) below regarding redemption by reason of the Law or otherwise or (2) the business of the meeting includes the consideration of a resolution for winding-up the Company or varying the rights or privileges attached to the Preference
      Shares in which case each Preference Shareholder will be entitled to vote on such a resolution. Where the Preference Shareholders are entitled to vote in accordance with this
      Article 3(3)(d), every Preference Shareholder present in person or by proxy or (in the case of a corporation) by representative at a general meeting shall have, on a show of hands, one vote and, on a poll, a vote for every Preference Share held. The provisions of these Articles relating to notices of, and proceedings at, general meetings and votes of Members shall
      (subject to and except to the extent inconsistent with this Article) apply mutatis mutandis to any separate class meeting and the votes of the Preference Shareholders save that notwithstanding any provision contained in these Articles, a Preference Shareholder holding only partly-paid Preference Shares shall be entitled to vote in accordance with this Article
      3(3)(d).

  (e) As regards redemption

      (i)   The Company may at any time and on an unlimited number of occasions redeem the
            Fully-Paid Preference Shares by serving a Redemption Notice on a Preference
            Shareholder for the redemption of any or all of the Fully-Paid Preference Shares held by such Preference Shareholders in accordance with the terms set out in the
            Redemption Notice at the Redemption Amount. Any Redemption Notice served may be withdrawn by the Company prior to the redemption taking place.

      (ii)  The Company shall redeem any Preference Share outstanding on the Final Redemption
            Date at the Redemption Amount.
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

        (iii) Only Fully-Paid Preference Shares may be redeemed at the Redemption Amount and redemption must be out of the funds of the Company lawfully available therefor and no dividend or other distribution on any other shares in the capital of the Company or other payments which would reduce such funds or other acts which might reasonably be expect to reduce such funds shall be made unless the Company has sufficient funds lawfully available to cover the amount payable for the redemption.

        (iv)  The Preference Shareholders whose Preference Shares are to be redeemed shall deliver to the Company the certificate(s) for such Preference Shares and the Company shall cancel the same. If any certificate so delivered to the Company includes any Preference
              Shares not falling to be redeemed on the relevant Redemption Date, the Company shall without charge issue a certificate for the balance of any unredeemed Preference Shares to the holder or holders thereof.

        (v)   Redemption of the Preference Shares shall be effected in such manner as the Directors shall, subject to these Articles and as the Law or other applicable laws or regulations may allow, from time to time determine.

        (vi)  All of the Fully-Paid Preference Shares not previously redeemed shall be redeemed upon occurrence of the Specified Events.

    (f) As regards Transferability

        Any transfer of the Preference Shares shall require the prior consent of the Directors save that, subject to the Law and applicable rules and regulations, the Preference Shares shall be freely transferable to subsidiaries of the Controlling Shareholder of the Company or of the
        Company and the Directors shall forthwith register such transfer upon receiving an instrument of transfer duly signed in accordance with these Articles.

   (4) Subject to the Law, the Company's Memorandum and Articles of Association and, where applicable, the rules of any Designated Stock Exchange and/or any competent regulatory authority, any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit.

   (5) Except as allowed by the Law and subject further to compliance with the rules and regulations of the Designated Stock Exchange and any other relevant regulatory authority the
Company shall not give financial assistance for the purpose of or in connection with a purchase made or to be made by any person of any shares in the Company.

   (6) No share shall be issued to bearer.
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

                                      ALTERATION OF CAPITAL

4. The Company may from time to time by ordinary resolution in accordance with the Law alter the conditions of its Memorandum of Association to:

       (a)   increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

       (b)   consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

       (c)   divide its shares into several classes and without prejudice to any special rights            App. 3
             previously conferred on the holders of existing shares attach thereto respectively any        10(1)
             preferential, deferred, qualified or special rights, privileges, conditions or such           10(2)
             restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that where the Company issues shares which do not carry voting rights, the words "non-voting" shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words "restricted voting" or "limited voting";

       (d)   sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the shares resulting from such sub-
             division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the
             Company has power to attach to unissued or new shares;

       (e)   cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

5. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the
Company for the Company's benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
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

  6. The Company may from time to time by special resolution, subject to any confirmation or consent required by the Law, reduce its share capital or any capital redemption reserve or other undistributable reserve in any manner permitted by law.

  7. Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the
  Company, and such shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

  SHARE RIGHTS

  8. (1) Subject to the provisions of the Law and the Memorandum and Articles of Association and to         App. 3
  any special rights conferred on the holders of any shares or class of shares, any share in the            6(1)
  Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as provided in these Articles or as the Company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the
  Board may determine.

     (2) Subject to the provisions of the Law, the rules of any Designated Stock Exchange and the
  Memorandum and Articles of Association of the Company, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

  9. Subject to the Law and to these Articles, any preference shares may be issued or converted into        App. 3
  shares that, at a determinable date or at the option of the Company or the holder if so authorised by     8(1)
  its memorandum of association, are liable to be redeemed on such terms and in such manner as the          8(2)
  Company before the issue or conversion may by ordinary resolution of the Members determine.
  Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Company in general meeting, either generally or with regard to specific purchases. If purchases are by tender, tenders shall be available to all Members alike.

  VARIATION OF RIGHTS

  10. Subject to the Law and without prejudice to Article 8, all or any of the special rights for the time  App. 3
  being attached to the shares or any class of shares may, unless otherwise provided by the terms of        6(1)
  issue of the shares of that class, from time to time (whether or not the Company is being wound up)
  be varied, modified or abrogated either with the consent in writing                                       App. 13B
                                                                                                            2(1)

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

of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

         (a)   the necessary quorum (other than at an adjourned meeting) shall be two persons (or in       App. 3
               the case of a Member being a corporation, its duly authorized representative) holding or    6(2)
               representing by proxy not less than one-third in nominal value of the issued shares of that class and at any adjourned meeting of such holders, two holders present in person
               (or in the case of a Member being a corporation, its duly authorized representative) or by proxy (whatever the number of shares held by them) shall be a quorum;

         (b)   every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

         (c)   any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

11. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

                                               SHARES

12. (1) Subject to the Law, these Articles, any direction that may be given by the Company in general meeting and, where applicable, the rules of any Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount. Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

   (2) Notwithstanding any provisions contained in these Articles but subject at all times to the applicable rules of the Designated Stock Exchange, the Board shall have the power to issue from time to time any or all of the Preference Shares, in one or more series, each
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

Preference Share shall have the rights and restrictions set out in Article 3 and the Board shall have the power to determine such terms, conditions and special rights as may be required by Article 3 to be determined with respect to each Preference Share without any further vote or action by the
Members.

   (3) The Board may issue warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

13. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law. Subject to the Law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

14. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

15. Subject to the Law and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

                                           SHARE CERTIFICATES

16. Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the      App. 3
number and class and distinguishing numbers (if any) of the shares to which it relates, and the              2(1)
amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

17. (1) In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

   (2) Where a share stands in the names of two or more persons, the person first named in the
Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.
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
18. Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

19. Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the
Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

20. (1) Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

   (2) The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

21. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed    App. 3
a new certificate representing the same shares may be issued to the relevant Member upon request            2(2)
and on payment of such fee as the Designated Stock Exchange may determine to be the maximum fee payable or such lesser sum as the Board may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed.

                                                  LIEN

22. The Company shall have a first and paramount lien on every share (not being a fully paid share)         App. 3
for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that      1(2)
share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether
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
the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

23. Subject to these Articles, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

24. The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                             CALLS ON SHARES

25. Subject to these Articles and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days' Notice specifying the time and place of payment) pay to the
Company as required by such notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board determines but no member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

26. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.

27. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.
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
28. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

29. Subject to these Articles, no Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

30. On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31. Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32. On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

33. The Board may, if it thinks fit, receive from any Member willing to advance the same, and either     App. 3
in money or money's worth, all or any part of the moneys uncalled and unpaid or instalments              3(1)
payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the
Board may decide. The Board may at any time repay the amount so advanced upon giving to such
Member not less than one month's Notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Unless otherwise provided by these Articles, such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared or to exercise any other rights or privileges as a Member in respect of the share or the due portion of the shares upon which payment has been advanced by such Member before it is called up.
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
                                           FORFEITURE OF SHARES

34. (1) If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days' Notice:

     (a)  requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

     (b)  stating that if the Notice is not complied with, the shares on which the call was made will be liable to be forfeited.

   (2) If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

35. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such Notice.

36. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture will include surrender.

37. Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

38. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the
Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board determines.
The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the
Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.
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
39. A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the
Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

40. Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

41. The forfeiture of a share shall not prejudice the right of the Company to any call already made or installment payable thereon.

42. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                                     REGISTER OF MEMBERS

43. (1) The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

         (a)      the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

         (b)      the date on which each person was entered in the Register; and

         (c)      the date on which any person ceased to be a Member.

   (2) The Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.
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
44. The Register and branch register of Members, as the case may be, shall be open to inspection for        App. 13B
at least two (2) hours on every business day by Members without charge or by any other person,              3(2)
upon a maximum payment of HK$2.50 or such lesser sum specified by the Board, at the Office or such other place at which the Register is kept in accordance with the Law or, if appropriate, upon a maximum payment of HK$1.00 or such lesser sum specified by the Board at the Registration Office.
The Register including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper or any other newspapers in accordance with the requirements of any Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

                                              RECORD DATES

45. Notwithstanding any other provision of these Articles the Company or the Directors may fix any date as the record date for:

    (a) determining the Members entitled to receive any dividend, distribution, allotment or issue and such record date may be on, or at any time not more than thirty (30) days before or after, any date on which such dividend, distribution, allotment or issue is declared, paid or made;

    (b) determining the Members entitled to receive notice of and to vote at any general meeting of the
        Company.

                                           TRANSFER OF SHARES

46. Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

47. The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.
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
48. (1) The Board may, in its absolute discretion, and without giving any reason therefor, refuse to                App. 3
register a transfer of any share (not being a fully paid up share) to a person of whom it does not                  1(2)
approve, or any share issued under any share incentive scheme for employees upon which a restriction                1(3)
on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four (4) joint holders or a transfer of any share
(not being a fully paid up share) on which the Company has a lien.

   (2) No transfer shall be made to an infant or to a person of unsound mind or under other legal disability.

   (3) The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

   (4) Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Law.

49. Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer unless:-

     (a)  a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such            App. 3
          lesser sum as the Board may from time to time require is paid to the Company in respect thereof;          1(1)

     (b)  the instrument of transfer is in respect of only one class of share;

     (c)  the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

     (d)  if applicable, the instrument of transfer is duly and properly stamped; and

     (e)  the shares concerned are free of any lien in favour of the Company.
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
50. If the Board refuses to register a transfer of any share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

51. The registration of transfers of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of any Designated Stock Exchange to that effect be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the
Board may determine.

                                         TRANSMISSION OF SHARES

52. If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

53. Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-
up of a Member may, upon such evidence as to his title being produced as may be required by the
Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

54. A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a
Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 75(2) being met, such a person may vote at meetings.

                                           UNTRACEABLE MEMBERS

55. (1) Without prejudice to the rights of the Company under paragraph (2) of this Article, the           App. 3
Company may cease sending cheques for dividend entitlements or dividend warrants by post if such          13(1)
cheques or warrants have been left uncashed on two consecutive occasions.
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
However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

   (2) The Company shall have the power to sell, in such manner as the Board thinks fit, any                    App. 3
shares of a Member who is untraceable, but no such sale shall be made unless:                                   13(2)(a)
                                                                                                                13(2)(b)
     (a)  all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;

     (b)  so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

     (c)  the Company, if so required by the rules governing the listing of shares on the Designated Stock
          Exchange, has given notice to, and caused advertisement in newspapers in accordance with the requirements of, the Designated Stock Exchange to be made of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

       For the purpose of the foregoing, the "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) of this
Article and ending at the expiry of the period referred to in that paragraph.

   (3) To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.
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
                                             GENERAL MEETINGS

56. An annual general meeting of the Company shall be held in each year other than the year of the               App. 13B
Company's adoption of these Articles (within a period of not more than fifteen (15) months after the             3(3)
holding of the last preceding annual general meeting or not more than eighteen (18) months after the             4(2)
date of adoption of these Articles, unless a longer period would not infringe the rules of the
Designated Stock Exchange, if any) at such time and place as may be determined by the Board.

57. Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. General meetings may be held in any part of the world as may be determined by the
Board.

58. The Board may whenever it thinks fit call extraordinary general meetings. Any one or more
Members holding at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company carrying the right of voting at general meetings of the Company shall at all times have the right, by written requisition to the Board or the Secretary of the Company, to require an extraordinary general meeting to be called by the Board for the transaction of any business specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty-one (21) days of such deposit the Board fails to proceed to convene such meeting the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to the requisitionist(s) by the Company.

                                              NOTICE OF GENERAL MEETINGS

59. (1) An annual general meeting and any extraordinary general meeting at which the passing of a                App. 13B
special resolution is to be considered shall be called by not less than twenty-one (21) clear days'              3(1)
Notice. All other extraordinary general meetings may be called by not less than fourteen (14) clear days' Notice but a general meeting may be called by shorter notice, subject to the Law, if it is so agreed:

     (a)  in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

     (b)  in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent.
          (95%) in nominal value of the issued shares giving that right.

   (2) The notice shall specify the time and place of the meeting and, in case of special business, the general nature of the business. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such
Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditors.
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
60. The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

                                PROCEEDINGS AT GENERAL MEETINGS

61. (1) All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:

         (a)  the declaration and sanctioning of dividends;

         (b)  consideration and adoption of the accounts and balance sheet and the reports of the
              Directors and Auditors and other documents required to be annexed to the balance sheet;

         (c)  the election of Directors whether by rotation or otherwise in the place of those retiring;

         (d)  appointment of Auditors (where special notice of the intention for such appointment is not required by the Law) and other officers;

         (e)  the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors;

         (f)  the granting of any mandate or authority to the Directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company representing not more than 20 per cent. in nominal value of its existing issued share capital; and

         (g)  the granting of any mandate or authority to the Directors to repurchase securities of the
              Company.

   (2) No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. Two (2)
Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative shall form a quorum for all purposes.

62. If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be
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
             dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

             63. The chairman of the Company shall preside as chairman at every general meeting. If at any meeting the chairman, is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no
             Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or by proxy and entitled to vote shall elect one of their number to be chairman.

             64. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place as the meeting shall determine, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days'
             notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

             65. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error)
             may in any event be considered or voted upon.

                                   VOTING

             66. Subject to any special rights or restrictions as to voting for the time being attached to any shares   App. 13B
             by or in accordance with these Articles, at any general meeting on a show of hands every Member            2(3)
             present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have one vote and on a poll every Member present in person or by proxy or, in the case of a
             Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share.
             Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a
             Member which is a clearing house (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided on a show of hands unless
             (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

                                         (a)                     by the chairman of such meeting; or
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
       (b)   by at least five Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or

       (c)   by a Member or Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy and representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting; or

       (d)   by a Member or Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

       A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a
Member.

67. Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

68. If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. There shall be no requirement for the chairman to disclose the voting figures on a poll.

69. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty
(30) days after the date of the demand) and place as the chairman directs. It shall not be necessary
(unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

70. The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

71. On a poll votes may be given either personally or by proxy.
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
72. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

73. All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Law. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

74. Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

75. (1) A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or poll, as the case may be.

   (2) Any person entitled under Article 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

76. (1) No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

   (2) Where any Member is, under the rules of the Designated Stock Exchange, required to                  App. 3
abstain from voting on any particular resolution or restricted to voting only for or only against any      14
particular resolution, any votes cast by or on behalf of such Member in contravention of such requirement or restriction shall not be counted.
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
(3)    (a) In this Article 76(3):

    "Affected Entity" means the subsidiary or affiliate of the Company referred to in the meaning of
    "Suspension Event";

    "Affected Shares" means the number of shares specified in a Direction Notice (as defined below)
    as being Affected Shares;

    "affiliate" means, in relation to any person or entity (the "First Entity"), any person or entity which is not a subsidiary of the First Entity and in which the First Entity holds, directly or indirectly, at least 5% of the issued share capital;

    "Representative" means a Director appointed by or at the direction of the holder of the Affected
    Shares to the Board;

    "Suspension Event" means where any person directly or indirectly having or acquiring such number of shares, an interest in such number of shares, in the Company as, in the opinion of the
    Directors, requires a review or approval under, or which would or may result in any subsidiary or affiliate of the Company being in default or in breach of any applicable law, regulation, or licence, permit, consent or privilege held or enjoyed by any such subsidiary or affiliate or of any requirement of any governmental or regulatory authority.

    (b) If it shall come to the notice of the Directors that a Suspension Event has occurred, the
    Directors may in their absolute discretion at any time thereafter serve a notice (a "Direction
    Notice") upon such Member holding the Affected Shares as follows:

        (i)   stating that a Suspension Event has occurred and specifying the shares held by the
              Member that are Affected Shares and the name of each Affected Entity;

        (ii)  suspending the right of such Member to exercise the voting rights attached to the Affected
              Shares held by the Member in respect of any resolution at any general meeting of the
              Company that concerns the business, operations, management or activities or any other matters in relation to any of the Affected Entities including the appointment of a director or the managing director of any of the Affected Entities; and/or

        (iii) restricting such Representative(s) from voting on any resolution or matter that concerns the activities of any of the Affected Entities or the appointment of a director or the managing director of any of the Affected Entities.

    (c) The Direction Notice may additionally direct the Member holding the
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
     Affected Shares to furnish the Company with such information or such documents as the
     Company may require in order to enable the Company or any of the Affected Entities to obtain the necessary approval that may be required in order to enable the Member to continue to hold the Affected Shares without a Suspension Event subsisting.

     (d) Any vote cast by the Member holding the Affected Shares in contravention of any Direction
     Notice issued to such Member shall not be counted.

     (e) Apart from the voting rights being suspended in the manner referred to in the Direction
     Notice which shall be to the minimum extent (in terms of period of suspension, voting rights suspended and number of shares affected) that is, in the opinion of the Directors, required in order to prevent such breach or default or in connection with such review or approval, all other rights attached to the Affected Shares shall not be affected and shall remain exercisable by the
     Member holding such Affected Shares.

     (f) The Direction Notice is effective in respect of the Affected Shares only and shall not apply to any other shares in the Company that may be held by the same Member holding the Affected
     Shares.

     (g) Any Direction Notice shall have effect as soon as it has been issued and shall remain effective in accordance with its terms for so long as the default in respect of which it was issued continues. Any Direction Notice shall cease to have effect in the event the Suspension Event ceases to occur or subsist. The Directors may at any time give notice canceling a Direction
     Notice, in whole or in part, or suspending, in whole or in part, the imposition of any restrictions contained in the Direction Notice for a given period.

     (h) Any resolution, decision, determination or exercise of any discretion or power by the
     Directors pursuant to this Article 76(3) shall be final and conclusive and they shall not be obliged to give any reasons therefore. Neither the Company nor the Directors shall in any event be liable to any person as a result of the Directors issuing the Direction Notice pursuant to this
     Article 76(3) if the Directors have acted in good faith. Without prejudice to the foregoing, the
     Directors shall, so long as they have acted in good faith, be under no liability to the Company or any other person for failing to treat any share in the Company as an Affected Share or any person as a Member holding the Affected Shares in accordance with the provisions of this
     Article 76(3) and neither shall any Director be liable to the Company or to any person if, having acted in good faith, they determine erroneously that any share is an Affected Share or any person is a Member holding the Affected Shares or, on the basis of such determination or resolution of the Directors, they perform or exercise (or purport to perform or exercise) their duties, powers, rights or discretions under Article 76(3) in relation to such share.
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
77.                   If:

           (a)        any objection shall be raised to the qualification of any voter; or

           (b)        any votes have been counted which ought not to have been counted or which might have been rejected; or

           (c)        any votes are not counted which ought to have been counted;

           the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                                                PROXIES

78. Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint              App. 13B
another person as his proxy to attend and vote instead of him. A Member who is the holder of two or              2(2)
more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

79. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his              App. 3
attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under        11(2)
the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

80. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty-eight
(48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the
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
instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

81. Instruments of proxy shall be in any common form or in such other form as the Board may                App. 3
approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it       11(1)
thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

82. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the
Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

83. Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

                                CORPORATIONS ACTING BY REPRESENTATIVES

84. (1) Any corporation which is a Member may by resolution of its directors or other governing            App. 13B
body authorise such person as it thinks fit to act as its representative at any meeting of the Company     2(2)
or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual
Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

   (2) If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise         App. 13B
such persons as it thinks fit to act as its representatives at any meeting of the Company or at any        6
meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each
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
person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house (or its nominee(s)) including the right to vote individually on a show of hands.

   (3) Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

                                    WRITTEN RESOLUTIONS OF MEMBERS

85. A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Articles, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a special resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

                                          BOARD OF DIRECTORS

86. (1) Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2). There shall be no maximum number of Directors unless otherwise determined from time to time by the Members in general meeting. The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them and thereafter in accordance with Article 87 and shall hold office until their successors are elected or appointed.

   (2) Subject to the Articles and the Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy on the Board, or as an addition to the existing
Board.

   (3) The Directors shall have the power from time to time and at any time to appoint any person          App. 3
as a Director either to fill a casual vacancy on the Board or as an addition to the existing Board. Any    4(2)
Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

   (4) Neither a Director nor an alternate Director shall be required to hold any shares of the
Company by way of qualification and a Director or alternate Director (as the case may be) who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.
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

   (5) The Members may, at any general meeting convened and held in accordance with these                    App. 3
Articles, by special resolution remove a Director at any time before the expiration of his period of         4(3)
office notwithstanding anything to the contrary in these Articles or in any agreement between the            App. 13B
Company and such Director (but without prejudice to any claim for damages under any such                     5(1)
agreement).

   (6) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by ordinary resolution the
Members at the meeting at which such Director is removed.

   (7) The Company may from time to time in general meeting by ordinary resolution increase or reduce the number of Directors but so that the number of Directors shall never be less than two (2).

                                         RETIREMENT OF DIRECTORS

87. (1) Notwithstanding any other provisions in the Articles, at each annual general meeting one-
third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not greater than one-third or such other manner of rotation as may be required by the rules of any Designated Stock Exchange (as modified from time to time) or other codes, rules and regulations as may be prescribed by the applicable regulatory authority from time to time) shall retire from office by rotation provided that notwithstanding anything herein, the chairman of the
Board and/or the managing director of the Company shall not, whilst holding such office, be subject to retirement by rotation or be taken into account in determining the number of Directors to retire in each year.

   (2) A retiring Director shall be eligible for re-election. The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-
elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. Any Director appointed pursuant to Article 86(2) or Article 86(3)
shall not be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.

88. No person other than a Director retiring at the meeting shall, unless recommended by the                 App. 3
Directors for election, be eligible for election as a Director at any general meeting, unless notice in      4(4)
writing of the intention to propose that person for election as a Director and notice in writing by that     4(5)
person of his willingness to be elected shall have been given to the Company. Unless otherwise determined by the Directors and notified by the Company to the Members, the period for lodgment of the said notices shall be a 7-day period commencing on the day after the day of dispatch of the notice of the meeting for such election of Director(s) and ending on the date falling 7 days after the dispatch of the said notice of the
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

 meeting. If the Directors should so determine and notify the Members of a different period for lodgment of the said notices, such period shall in any event be a period of not less than 7 days, commencing no earlier than the day after the dispatch of the said notice of the meeting and ending no later than 7 days prior to the date of such meeting.

 DISQUALIFICATION OF DIRECTORS

 89. The office of a Director shall be vacated if the Director:

    (1) resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

    (2) becomes of unsound mind or dies;

    (3) without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months, and his alternate Director, if any, shall not during such period have attended in his stead and the Board resolves that his office be vacated; or

    (4) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

    (5) is prohibited by law from being a Director; or

    (6) ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

 EXECUTIVE DIRECTORS

 90. The Board may from time to time appoint any one or more of its body to be a managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments.
 Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director.
 A Director appointed to an office under this Article shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

 91. Notwithstanding Articles 96, 97, 98 and 99, an executive director appointed to an office under
 Article 90 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits
 (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a
 Director.
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
                                           ALTERNATE DIRECTORS

92. Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (including another Director) to be his alternate Director. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the happening of any event which, if we were a Director, would cause him to vacate such office or if his appointer ceases for any reason to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the
Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

93. An alternate Director shall only be a Director for the purposes of the Law and shall only be subject to the provisions of the Law insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate
Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.

94. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If his appointor is for the time being absent from Hong Kong or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

95. An alternate Director shall ipso facto cease to be an alternate Director if his
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
appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of such alternate Director pursuant to these Articles which was in force immediately before his retirement shall remain in force as though he had not retired.

                                   DIRECTORS' FEES AND EXPENSES

96. The ordinary remuneration of the Directors shall from time to time be determined by the
Company in general meeting and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

97. Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

98. Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

99. The Board shall obtain the approval of the Company in general meeting before making any            App. 13B
payment to any Director or past Director of the Company by way of compensation for loss of office,     5(4)
or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

                                       DIRECTORS' INTERESTS

100.       A Director may:

      (a)  hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other
           Article;
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
         (b)   act by himself or his firm in a professional capacity for the Company (otherwise than as
               Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

         (c)   continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

101. Subject to the Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director or his associate(s) is/are in any way interested be liable to be avoided, nor shall any Director or his associate(s) so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 102 herein.

102. A Director who or whose associate(s) to his knowledge is/are in any way, whether directly or         App. 13B
indirectly, interested in a contract or arrangement or proposed contract or arrangement with the          5(3)
Company shall declare the nature of his/their interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his/their interest then exists, or in any other case at the first meeting of the Board after
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
he knows that he/they is/are or has/have become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

       (a)     he or his associate(s) is/are a member or officer of a specified company or firm and is/are to be regarded as interested in any contract or arrangement which may after the date of the
               Notice be made with that company or firm; or

       (b)     he or his associate(s) is/are to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is/are connected with him or his associate(s);

       shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

103. (1) A Director shall not vote (nor be counted in the quorum) on any resolution of the Board                  App.3
approving any contract or arrangement or any other proposal in which he or any of his associates is               4(1)
materially interested, and if he shall do so his vote shall not be counted and he shall not be counted in the quorum of such resolution of the Board but this prohibition shall not apply to any of the following matters namely:

       (i)     any contract or arrangement for the giving by the Company or any of its subsidiaries to such
               Director or his associate(s) any security or indemnity in respect of money lent by him or any of his associates or obligations incurred or undertaken by him or any of his associates at the request of or for the benefit of the Company or any of its subsidiaries;

       (ii)    any contract or arrangement for the giving by the Company or any of its subsidiaries of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his associate(s) has/have himself/themselves assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;

       (iii)   any contract or arrangement concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase, where the Director or his associate(s) is/are or is/
               are to be interested as a participant in the underwriting or sub-underwriting of the offer;

       (iv)    any contract or arrangement in which the Director or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company or any of its subsidiaries by virtue only of his/their interest in shares or debentures or other securities of the Company or any of its subsidiaries;
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
     (v)   any contract or arrangement concerning any other company in which the Director or his associate(s) is/are interested only, whether directly or indirectly, as an officer or executive or a shareholder or in which the Director or his associate(s) is/are beneficially interested in shares of that company, provided that the Director and any of his associates are not in aggregate beneficially interested in five (5) per cent or more of the issued shares or of the voting rights of any class of shares of such company (or of any third company through which his interest or that of any of his associates is derived); or

     (vi)  any proposal or arrangement concerning the adoption, modification or operation of a share option scheme, a pension fund or retirement, death or disability benefits scheme or other arrangement which relates both to directors, his associates and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director, or his associate(s), as such any privilege or advantage not accorded generally to the class of persons to which such scheme or fund relates.

   (2) A company shall be deemed to be a company in which a Director and/or his associate(s)
owns five (5) per cent. or more if and so long as (but only if and so long as) he and/or his associates,
(either directly or indirectly) are the holders of or beneficially interested in five (5) per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company (or of any third company through which his interest or that of any of his associates is derived). For the purpose of this paragraph there shall be disregarded any shares held by a Director or his associate(s) as bare or custodian trustee and in which he or any of them has no beneficial interest, any shares comprised in a trust in which the interest of the Director or his associate(s) is/are in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director or his associate(s) is/are interested only as a unit holder and any shares which carry no voting right at general meetings and restricted right to receive dividend and return of capital.

   (3) Where a company in which a Director and/or his associate(s) holds five (5) per cent. or more is materially interested in a transaction, then that Director and/or his associate(s) shall also be deemed materially interested in such transaction.

   (4) If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or his associate(s) as to the entitlement of any
Director (other than such chairman) to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the chairman of the meeting and his ruling in relation to such other
Director shall be final and conclusive except in a case where the nature or extent of the interest of the
Director and/or his associates concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such chairman shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman and/or his associates as known to such chairman has not been fairly disclosed to the Board.
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
   (5) The Company may by ordinary resolution ratify any transaction not duly authorised by reason of a contravention of this Article provided that no Director who or whose associate(s) is/are materially interested in such transaction, together with any of his associate(s), shall vote upon such ordinary resolution in respect of any shares in the Company in which they are interested or be counted in the quorum.

                                 GENERAL POWERS OF THE DIRECTORS

104. (1) The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise)
which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

   (2) Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

   (3) Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

       (a)   To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

       (b)   To give to any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

       (c)   To resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Law.
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
   (4) Except as would, if the Company were a company incorporated in Hong Kong, be permitted              App. 13B
by Section 157H of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as in force at            5(2)
the date of adoption of these Articles, and except as permitted under the Law, the Company shall not directly or indirectly:

     (i)    make a loan to a Director or a director of any holding company of the Company or to any of their respective associates (as defined by the rules, where applicable, of the Designated
            Stock Exchange);

     (ii)   enter into any guarantee or provide any security in connection with a loan made by any person to a Director or such a director; or

     (iii)  if any one or more of the Directors hold (jointly or severally or indirectly or indirectly) a controlling interest in another company, make a loan to that other company or enter into any guarantee or provide any security in connection with a loan made by any person to that other company.

       Article 104(4) shall only have effect for so long as the shares of the Company are listed on
The Stock Exchange of Hong Kong Limited.

105. The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board
(other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

106. The Board may by power of attorney appoint under the Seal any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company's Seal.

107. The Board may entrust to and confer upon a managing director, joint managing
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

director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

108. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

109. (1) The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company's moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

   (2) The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable, and either subject or not subject to any terms or conditions, pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph.
Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

                                            BORROWING POWERS

110. The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the
Company or of any third party.

111. Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

112. Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of
Directors and otherwise.
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

113. (1) Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

   (2) The Board shall cause a proper register to be kept, in accordance with the provisions of the Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Law in regard to the registration of charges and debentures therein specified and otherwise.

                                    PROCEEDINGS OF THE DIRECTORS

114. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.

115. A meeting of the Board may be convened by the Secretary on request of a Director or by any
Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the president or chairman, as the case may be, or any
Director.

116. (1) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2). An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

   (2) Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

   (3) Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

117. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.
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
118. The Board may elect a chairman and one or more deputy chairman of its meetings and determine the period for which they are respectively to hold such office. If no chairman or deputy chairman is elected, or if at any meeting neither the chairman nor any deputy chairman is present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

119. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

120. (1) The Board may delegate any of its powers, authorities and discretions to committees, consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

   (2) All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

121. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

122. A resolution in writing signed by each of the Directors for the time being in the territory at which the principal place of business of the Company is situated except such as are temporarily unable to act through ill-health or disability, and all the alternate Directors, if appropriate, whose appointors are temporarily unable to act as aforesaid shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of
Board meetings in the same manner as notices of meetings are required to be given by these Articles)
be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or alternate Directors and for this purpose a facsimile signature of a Director or an alternate Director shall be treated as valid.

123. All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered
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
  that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a
  Director or member of such committee.

  MANAGERS

  124. The Board may from time to time appoint a general manager, a manager or managers of the
  Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

  125. The appointment of such general manager, manager or managers may be for such period as the
  Board may decide, and the Board may confer upon him or them all or any of the powers of the Board as they may think fit.

  126. The Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as the Board may in their absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

  OFFICERS

  127. (1) The officers of the Company shall consist of a chairman, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Law and these Articles.

     (2) The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one (1) Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

     (3) The officers shall receive such remuneration as the Directors may from time to time determine.

  128. (1) The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two (2) or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.
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

   (2) The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Law or these Articles or as may be prescribed by the
Board.

129. The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

130. A provision of the Law or of these Articles requiring or authorising a thing to be done by or to a
Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

                               REGISTER OF DIRECTORS AND OFFICERS

131. (1) The Company shall cause to be kept in one or more books at its Office a Register of
Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine.
The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Law.

                                             MINUTES

132. (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

      (a)  of all elections and appointments of officers;

      (b)  of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

      (c)  of all resolutions and proceedings of each general meeting of the Members, meetings of the
           Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.

      (2)  Minutes shall be kept by the Secretary at the head office or such other place as may be determined by the Board.
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
                                               SEAL

133. (1) The Company shall have one or more Seals, as the Board may determine. For the purpose of          App. 3
sealing documents creating or evidencing securities issued by the Company, the Company may have            2(1)
a securities seal which is a facsimile of the Seal of the Company with the addition of the word
"Securities" on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one
Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

   (2) Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

                                   AUTHENTICATION OF DOCUMENTS

134. Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the
Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                                     DESTRUCTION OF DOCUMENTS

135. (1) The Company shall be entitled to destroy the following documents at the following times:

 (a)     any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;
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       (b)   any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

       (c)   any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

       (d)   any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

       (e)   copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

       and it shall conclusively be presumed in favour of the Company that every entry in the
Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the
Company. Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article to the destruction of any document include references to its disposal in any manner.

   (2) Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

                                     DIVIDENDS AND OTHER PAYMENTS

136. Subject to the Law, the Company in general meeting may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.

137. Dividends may be declared and paid out of the profits of the Company, realised
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
or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. With the sanction of an ordinary resolution dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

138. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

      (a)   all dividends shall be declared and paid according to the amounts paid up on the shares in     App. 3
            respect of which the dividend is paid, but no amount paid up on a share in advance of calls    3(1)
            shall be treated for the purposes of this Article as paid up on the share; and

      (b)   all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

139. The Board may from time to time pay to the Members such interim dividends as appear to the
Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the
Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

140. The Board may deduct from any dividend or other moneys payable to a Member by the
Company on or in respect of any shares all sums of money (if any) presently payable by him to the
Company on account of calls or otherwise.

141. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

142. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good
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
 discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

 143. All dividends or bonuses unclaimed for one (1) year after having been declared may be invested        App. 3
 or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend           3(2)
 or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

 144. Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any
 Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The
 Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.
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
145. (1) Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

    (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

        (i)      the basis of any such allotment shall be determined by the Board;

        (ii)     the Board, after determining the basis of allotment, shall give not less than two (2)
                 weeks' Notice to the holders of the relevant shares of the
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
            right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

      (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

      (iv)  the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

  (b) that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

      (i)   the basis of any such allotment shall be determined by the Board;

      (ii)  the Board, after determining the basis of allotment, shall give not less than two (2)
            weeks' Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

      (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

      (iv)  the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu thereof shares of the relevant class shall be allotted
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            credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

(2)   (a)   The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this
            Article shall rank for participation in such distribution, bonus or rights.

      (b)   The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the
            Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

   (3) The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

   (4) The Board may on any occasion determine that rights of election and the
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
 allotment of shares under paragraph (1) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination.
 Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

    (5) Any resolution declaring a dividend on shares of any class, whether a resolution of the
 Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

 RESERVES

 146. (1) The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these
 Articles, the Board may apply the share premium account in any manner permitted by the Law. The
 Company shall at all times comply with the provisions of the Law in relation to the share premium account.

    (2) Before recommending any dividend, the Board may set aside out of the profits of the
 Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the
 Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

 CAPITALISATION

 147. The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution
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
among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the
Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such
Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

148. The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any
Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                                       SUBSCRIPTION RIGHTS RESERVE

149. The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Law:

   (1) If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

       (a)  as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve
            (the "Subscription Rights Reserve") the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub- paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

       (b)  the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;
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
  (c) upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

      (i)  the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

      (ii) the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the
           Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders;
           and

  (d) if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.
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    (2) Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

    (3) The provision of this Article as to the establishment and maintenance of the Subscription
 Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

    (4) A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription
 Rights Reserve has been used, as to the extent to which it has been used to make good losses of the
 Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights
 Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

 ACCOUNTING RECORDS

 150. The Board shall cause true accounts to be kept of the sums of money received and expended by               App. 13B
 the Company, and the matters in respect of which such receipt and expenditure take place, and of the            4(1)
 property, assets, credits and liabilities of the Company and of all other matters required by the Law or necessary to give a true and fair view of the Company's affairs and to explain its transactions.

 151. The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director)
 shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

 152. Subject to Article 153, a printed copy of the Directors' report, accompanied by the balance sheet          App. 3
 and profit and loss account, including every document required by law to be annexed thereto, made               5
 up to the end of the applicable financial year and containing a summary of the assets and liabilities of        App. 13B
 the Company under convenient heads and a statement of income and expenditure, together with a                   3(3)
 copy of the Auditors' report, shall be sent to each person entitled thereto at least twenty-one (21)            App 13B
 days before the date of the general meeting and at the same time as the notice of annual general                4(2)
 meeting and laid before the Company at the annual general meeting held in accordance with Article
 56 provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.
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
 153. Subject to due compliance with all applicable Statutes, rules and regulations, including, without     App 3
 limitation, the rules of the Designated Stock Exchange, and to obtaining all necessary consents, if        5
 any, required thereunder, the requirements of Article 152 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, a summary financial statement derived from the Company's annual accounts and the directors' report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors' report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company's annual financial statement and the directors' report thereon.

 154. The requirement to send to a person referred to in Article 152 the documents referred to in that article or a summary financial report in accordance with Article 153 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 152 and, if applicable, a summary financial report complying with Article 153, on the
 Company's computer network or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company's obligation to send to him a copy of such documents.

 AUDIT

 155. (1) At the annual general meeting or at a subsequent extraordinary general meeting in each            App. 13B
 year, the Members shall appoint an auditor to audit the accounts of the Company and such auditor           4(2)
 shall hold office until the Members appoint another auditor. Such auditor may be a Member but no
 Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

    (2) A person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than fourteen (14) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the retiring Auditor.

    (3) The Members may, at any general meeting convened and held in accordance with these
 Articles, by special resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

 156. Subject to the Law the accounts of the Company shall be audited at least once in every year.......... App. 13B
                                                                                                            4(2)
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
 157. The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

 158. If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall as soon as practicable convene an extraordinary general meeting to fill the vacancy.

 159. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

 160. The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

 NOTICES

 161. Any Notice or document (including any "corporate communication" within the meaning ascribed          App. 3
 thereto under the rules of the Designated Stock Exchange), whether or not, to be given or issued under    7(1)
 these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile           7(2)
 transmission message or other form of electronic transmission or communication and any such Notice        7(3)
 and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the
 Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the
 Company's website or the website of the Designated Stock Exchange and giving to the
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
member a notice stating that the notice or other document is available there (a "notice of availability"). The notice of availability may be given to the Member by any of the means set out above. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

162. Any Notice or other document:

      (a)   if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

      (b)   if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A notice placed on the Company's website or the website of the Designated Stock Exchange is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member;

      (c)   if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

      (d)   may be given to a Member either in the English language or the Chinese language, subject to due compliance with all applicable Statutes, rules and regulations.

163. (1) Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.
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    (2) A notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

    (3) Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

 SIGNATURES

 164. For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director or alternate
 Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or alternate Director in the terms in which it is received.

 WINDING-UP

 165. (1) The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

    (2) A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.

 166. (1) Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) (if the
 Company shall be wound up and the assets available for distribution amongst the Members of the
 Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding-up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding-up on the shares held by them respectively.
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   (2) If the Company shall be wound up (whether the liquidation is voluntary or by the court)
the liquidator may, with the authority of a special resolution and any other sanction required by the Law, divide among the Members in specie or kind the whole or any part of the assets of the
Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

   (3) In the event of winding-up of the Company in Hong Kong, every Member of the
Company who is not for the time being in Hong Kong shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong and stating that person's full name, address and occupation upon whom all summonses, notices, process, orders and judgements in relation to or under the winding-
up of the Company may be served, and in default of such nomination the liquidator of the
Company shall be at liberty on behalf of such Member to appoint some such person, and service upon any such appointee, whether appointed by the Member or the liquidator, shall be deemed to be good personal service on such Member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such Member by advertisement as he shall deem appropriate or by a registered letter sent through the post and addressed to such Member at his address as appearing in the register, and such notice shall be deemed to be service on the day following that on which the advertisement first appears or the letter is posted.

                                              INDEMNITY

167. (1) The Directors, Secretary and other officers and every Auditor for the time being of the
Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the
Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the
Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto;
PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.
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

   (2) Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

                        AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION
                                        AND NAME OF COMPANY

168. No Article shall be rescinded, altered or amended and no new Article shall be made until the       App. 13B
same has been approved by a special resolution of the Members. A special resolution shall be            1
required to alter the provisions of the memorandum of association or to change the name of the
Company.

                                            INFORMATION

169. No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.
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